                              AGREEMENT TO FORM

                                NAGRASTAR LLC

                               BY AND BETWEEN

                     ECHOSTAR COMMUNICATIONS CORPORATION

                                     AND

                               KUDELSKI S.A.

                            SUMMARY OF CONTENTS

AGREEMENT TO FORM NAGRASTAR LLC

      Article I      -- Definitions
      Article II     -- Purpose and Scope
      Article III    -- Entity Formation
      Article IV     -- Representations and Warranties
      Article V      -- Closing and Conditions Thereof
      Article VI     -- Personnel
      Article VII    -- Commitments to NagraStar
      Article VIII   -- Termination
      Article IX     -- Miscellaneous

FURTHER AGREEMENTS ATTACHED AS APPENDICES

A     NagraStar Articles of Organization

B     NagraStar Operating Agreement

C     Agreements between Kudelski and EchoStar

      C-1 Residual Agreement
      C-2 Escrow Agreement

D     Agreements between Kudelski and NagraStar

      D-1 Software License Agreement
      D-2 Service Agreement
      D-3 Smart Card Purchase Agreement

E     Agreements between NagraStar and EchoStar

      E-1 Software License Agreement
      E-2 Service Agreement
      E-3 Smart Card Purchase Agreement

                         AGREEMENT TO FORM NAGRASTAR LLC

     THIS AGREEMENT TO FORM NAGRASTAR LLC ("Agreement"), made and entered into as of the twenty-third day of June, 1998, by and between Kudelski S.A. (hereinafter referred to as "Kudelski"), incorporated under the laws of Switzerland with principal place of business at 1033 Cheseaux Switzerland, and EchoStar Communications Corporation, a Nevada corporation with its principal place of business at 5701 S. Santa Fe Drive, Littleton, Colorado 80120 USA (hereinafter referred to as "EchoStar") and EchoStar Satellite Corporation, a Colorado corporation with its principal place of business at 5701 S. Santa Fe Drive, Littleton, Colorado 80120 USA (hereinafter referred to as "ESC").

                                 INTRODUCTION

A. ESC, EchoStar, and Kudelski have Pre-Existing Contracts for the provision of certain services and products by Kudelski to ESC and EchoStar.

B. The parties desire to restructure their rights, duties, and obligations under the Pre-existing Contracts, in the manner set forth in this Agreement.

C. Kudelski desires that upon completion of the transactions contemplated by this Agreement: (i) Kudelski will be a party to certain agreements with NagraStar and EchoStar; and (ii) except for all duties and obligations with respect to indemnification and warranty, the Pre-existing Contracts shall terminate and be null and void and Kudelski shall have no rights, duties, or obligations under the Pre-existing Contracts.

D. ESC and EchoStar desire that upon completion of the transactions contemplated by this Agreement: (i) EchoStar will be a party to certain agreements with NagraStar and Kudelski; and (ii) except for all rights with respect to indemnification and warranty, the Pre-existing Contracts shall terminate and be null and void and ESC and EchoStar shall have no rights, duties, or obligations under the Pre-existing Contracts.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties represent, warrant, covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement, where written with an initial capital letter, the following terms, words and phrases shall have the following meanings:

1.1 AFFILIATE. The term "Affiliate" shall mean any person or entity directly or indirectly controlling, controlled by or under common control with, a specified person or entity.

1.2 ANCILLARY AGREEMENT(S). The term "Ancillary Agreement(s)" shall mean the EchoStar Agreements, the Kudelski Agreements, the Escrow Agreement, and the Residual Agreement.

1.3 CLOSING. The term "Closing" shall mean the actions taken to effect the transactions contemplated herein, all as more specifically described in
     Article V hereof.

1.4 CLOSING DATE. The term "Closing Date" shall mean the date and time at which the Closing is held.

1.5 ECHOSTAR AGREEMENT(S). The term "EchoStar Agreement(s)" shall mean the following agreements, by and between EchoStar and NagraStar, to be agreed upon by EchoStar and Kudelski prior to the Closing Date: the EchoStar Software License Agreement (Appendix E-1 to this Agreement), the EchoStar Service and Development Agreement (Appendix E-2), and the EchoStar Smart Card Purchase Agreement (Appendix E-3).

1.6  [CONFIDENTIAL MATERIAL REDACTED]

1.7  [CONFIDENTIAL MATERIAL REDACTED]

1.8  [CONFIDENTIAL MATERIAL REDACTED]

1.9  [CONFIDENTIAL MATERIAL REDACTED]

1.10 KUDELSKI AGREEMENT(S). The term "Kudelski Agreement(s)" shall mean the following agreements by and between Kudelski and NagraStar, to be agreed upon by Kudelski and EchoStar prior to the Closing Date: the Kudelski Software License Agreement (Appendix D-1 to this Agreement), the Kudelski Service and Development Agreement (Appendix D-2), and the Kudelski Smart Card Purchase Agreement (Appendix D-3).

1.11 [CONFIDENTIAL MATERIAL REDACTED]

1.12 [CONFIDENTIAL MATERIAL REDACTED]

1.13 [CONFIDENTIAL MATERIAL REDACTED]

1.14 NAGRASTAR. The term "NagraStar" shall mean that certain limited liability company formed by the Parties pursuant to Section 3.1 hereof, which shall be named "NagraStar LLC".

1.15 OPERATING AGREEMENT. The term "Operating Agreement" shall mean those policies, practices and procedures which shall govern the operation of NagraStar, to be agreed upon by EchoStar and Kudelski prior to the Closing Date and which at Closing shall be attached hereto as Appendix B.

1.16 PARTY, PARTIES. The terms "Party" or "Parties" shall mean Kudelski and/or EchoStar as the context requires.

1.17 PRE-EXISTING CONTRACTS.  The term "Pre-existing Contracts" shall mean:
     (a) the Digital NASP Offer for EchoStar, by and between ESC and the Nagra Kudelski Group, dated February 2, 1995; (b) the Information Management System Offer for EchoStar, by and between EchoStar and the Nagra Kudelski Group, dated April 7, 1995; and (c) the Nagravision Offer for Support of EchoStar Operations, by and between Kudelski, and either EchoStar or ESC (the agreement is not clear on the precise party), dated February 5, 1997.

1.18 PRODUCT(S). The term "Products" shall mean the Smart Cards, the decoder conditional access task, uplink datastream management systems, and any other products or services within the scope of NagraStar's general purpose, which the Parties may agree that NagraStar shall design, manufacture, or distribute in accordance with Section 2.2 hereof.

1.19 [CONFIDENTIAL MATERIAL REDACTED]

[CONFIDENTIAL MATERIAL REDACTED]

1.20 SUBSIDIARY. The term "Subsidiary" shall mean any corporation more than fifty percent (50%) of whose outstanding shares or stock representing the right to vote (except by reason of the occurrence of a contingency) for the election of directors or members of a similar managing body are owned or controlled, directly or indirectly, by a specified party.

                                  ARTICLE II
                               PURPOSE AND SCOPE

2.1 GENERAL PURPOSE AND INITIAL SCOPE. Subject to and upon the terms and conditions hereinafter set out, the Parties shall take all necessary steps required to cause the formation of a limited liability company, pursuant to the Colorado Limited Liability Company Act, to be named "NagraStar LLC". The purpose and initial scope of NagraStar, notwithstanding the generality of the purposes enumerated in the Articles of Organization of NagraStar, shall be as set forth in the Operating Agreement.

2.2 FUTURE SCOPE. In general, the future scope of the Company shall be as set forth in the Operating Agreement.

                                  RTICLE III
                               ENTITY FORMATION

3.1 FORMATION. The Parties have agreed upon the form of NagraStar's Articles of Organization and shall ensure that such Articles have been filed with the appropriate authorities of the State of Colorado. Such Articles of Organization shall, at Closing, be substantially in the form of the attached Appendix A. In addition, the Parties shall adopt the Operating Agreement of NagraStar, which shall be attached hereto at Closing as Appendix B. No change shall be made in or to said Articles of Organization or said Operating Agreement prior to the Closing Date, except with the prior written consent of the Parties.

3.2  [CONFIDENTIAL MATERIAL REDACTED]

3.3  [CONFIDENTIAL MATERIAL REDACTED]

[CONFIDENTIAL MATERIAL REDACTED]


                                  ARTICLE IV

                       [CONFIDENTIAL MATERIAL REDACTED]

                                  ARTICLE V
                         CLOSING AND CONDITIONS THEREOF

5.1 DETERMINATION OF CLOSING DATE. The Closing of the transactions provided for in this Agreement shall take place at 2:00 p.m. on June 23, 1998, at EchoStar's main offices in Littleton, Colorado, or at such other time and place as may be mutually agreed upon by the Parties.

5.2 EVENTS OF CLOSING. Subject to the fulfillment of the requirements of each party set forth herein which are to be fulfilled on or before the Closing Date, EchoStar and Kudelski shall take such action and execute and deliver such certificates, documents and instruments as may be reasonably required by counsel for either Party to complete the transactions contemplated by this Agreement in accordance with its purpose and intent including, but not limited to, the payment by each Party of the consideration for, and the issuance of their respective certificates representing membership interests in NagraStar as provided for in Section 3.2 hereof.

5.3 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Closing Date, except as otherwise consented to or approved in writing by the other parties or provided for herein, each party shall: (a) conduct its business with respect to the technology to be made available to NagraStar pursuant to the Kudelski Agreements solely in a manner consistent with the intent and purpose of this Agreement and shall promptly notify the other parties in the event it has knowledge of any facts which would adversely affect its ability to fulfill its obligations hereunder; and (b) comply with all applicable laws and regulations.

5.4 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATIONS. All obligations of the parties hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     a Each party shall have obtained all requisite internal corporate approvals and all consents which may be required from its shareholders and/or board of directors in order to fully perform its obligations hereunder;

     b The representations, warranties and covenants of the parties contained in this Agreement shall be true and correct in all material respects at the Closing Date;

     c Each party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at Closing;

     d Each party shall have been furnished with a certificate of the appropriate officers of the other parties hereto, dated the Closing Date, certifying to the best of their knowledge, in such detail as the receiving Party may reasonably request, the fulfillment of the conditions set forth in this Section 5.4;

     e All of the agreements and other documents to be concluded and/or delivered by the parties prior to the Closing Date and attached hereto as appendices shall have been mutually agreed upon and shall have been executed at Closing;

     f Each party shall have been furnished with an opinion satisfactory to it of counsel for the other parties hereto dated the Closing Date, and addressed to the receiving party, to the effect that:

          i The party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and incorporated.

          ii The execution, delivery and performance by such party of this Agreement, and the sale, transfer, conveyance, assignment and deliveries contemplated hereby, have been duly authorized by all requisite corporate action; this Agreement constitutes the valid and binding obligation of such party, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally); and all other actions and proceedings required by law or by the provisions of this Agreement to be taken by such party prior to the Closing Date in connection with this Agreement have been duly and validly taken.

          iii Such Party's contribution to the share capital of NagraStar under this Agreement does not require as of the Closing Date any action by the stockholders of such Party and does not violate any of the provisions of such Party's Articles of Incorporation, Statutes, or By-laws;

     g It shall have received from its counsel approval with respect to all legal matters in connection with this Agreement, including specifically assurances satisfactory to it that nothing contained herein shall constitute a violation of any indenture agreement pursuant to which it has issued publicly held bonds or any credit or loan agreement, and there shall have been furnished to its counsel by the other parties such corporate and other records and information as they may reasonably have requested for such purposes;

     h It shall have received from the other parties prior to the Closing Date a list of all actions, suits or proceedings which are pending, against or with respect to, or which may have a material adverse effect upon, the technology to be made available to NagraStar pursuant to the Kudelski Agreements; and no material suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby;

     i All authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by the other parties and the consummation by the other parties of the transactions contemplated hereby, shall have been duly obtained and shall be in form and substance satisfactory to the receiving party's counsel;

     j All filings with any governmental department, agency or instrumentality which are reasonably required in connection with the transactions contemplated by this Agreement, and all required governmental consents and approvals, including the expiration of any notice periods or extensions thereof without objection by any governmental department or agency to the transactions contemplated by this Agreement, will have been at Closing completed or obtained by the parties together or by the party obligated to complete such filing or obtain such consent and written evidence thereof shall have been delivered to such party; and

     k Each party shall have conducted its business pending Closing strictly in accordance with Section 5.3 hereof. No party hereto shall be obligated, in the event it is advised by its counsel in accordance with Subsection (g) above that any term of this Agreement constitutes a violation of any of any indenture, credit or loan agreements, to seek consents or waivers from any trustee or third party lender under such agreements, and such party shall be entitled to terminate this Agreement pursuant to Section 5.5 hereof.

5.5 FAILURE TO CLOSE. In the event that any of the above conditions precedent have not been fulfilled as of the scheduled date of Closing, the Closing shall be postponed; provided, however, that if the Closing does not, for any reason, occur within sixty days of execution of this Agreement, unless otherwise agreed upon by the Parties in writing, any party may, upon written notice to the other parties, terminate this Agreement and no party shall be liable for damages to the other parties or have the right to request specific performance of this Agreement or any of the above conditions of Closing. Further, the Pre-existing Contracts shall continue in full force and effect.

5.6  [CONFIDENTIAL MATERIAL REDACTED]

                                  ARTICLE VI
                                   PERSONNEL

6.1 INITIAL PERSONNEL. Prior to the Closing Date and to the extent possible, the Parties shall identify in the Operating Agreement those employees of each Party if any, whose employment shall be initially transferred from the Party to NagraStar. In addition, the Parties shall, to the extent possible, make available those persons, if any, who, although remaining in the employ of the Parties, shall become available to render services to NagraStar. The Parties shall be reimbursed for the services rendered to NagraStar by employees described in the preceding sentence in accordance with the Operating Agreement.

6.2 BENEFIT PROGRAM. The benefits available to employees of NagraStar shall be as set forth in the Operating Agreement.

                                  ARTICLE VII

                         [CONFIDENTIAL MATERIAL REDACTED].


                                  ARTICLE VIII

                         [CONFIDENTIAL MATERIAL REDACTED]


                                  ARTICLE IX
                                 MISCELLANEOUS

9.1 NOTICES. The parties choose the following addresses as the addresses at which they will accept service of all documents and notices relating to this Agreement:

     As to EchoStar and ESC:  EchoStar Communications Corporation
                              5701 S. Santa Fe Drive
                              Littleton, CO 80120
                              USA
                              Attn: David Moskowitz
                              Fax: (303) 723-1699

     As to Kudelski:          Kudelski SA
                              1033 Cheseaux
                              SWITZERLAND
                              Attn: Nicolas Goetschmann
                              Fax: 41 21/732 0300

     Any notice to be given by a party to the other parties pursuant to this Agreement shall be given in writing in the English language by prepaid registered post, by facsimile or shall be delivered by hand (delivery by hand must be acknowledged by written receipt from a duly authorized person at the office of the addressee), provided that:

     a any notice given by prepaid registered post shall be deemed to have been received by the addressee, in the absence of proof to the contrary, 14 days after the date of postage;

     b any notice delivered by hand during normal business hours shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery; and

     c any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answer-back of the receiving facsimile machine.

9.2  [CONFIDENTIAL MATERIAL REDACTED]

9.3 ASSIGNMENT. This Agreement shall not be assigned by any party, except upon the prior written consent of the other parties.

9.4 CONFIDENTIALITY. The parties agree that this Agreement is confidential and no party shall disclose any of the commercial, business, technical, operational, or legal details of this Agreement (the "Confidential Information") in any manner, including but not limited to press releases or other publicity of any nature without the prior written approval of the other parties. The obligations imposed upon the parties herein shall survive termination of this Agreement indefinitely, but shall not apply to Confidential Information which is:

     a or becomes generally available to the public through no wrongful act of the party receiving the Confidential Information (the "Receiving Party");

     b already lawfully in the possession of the Receiving Party and not subject to an existing agreement of confidentiality between the parties;

     c received from a third party without restriction and without breach of this Agreement;

     d    independently developed by the Receiving Party; or

     e released pursuant to the requirements imposed on the party by U.S. or Swiss securities laws, or the binding order of a government agency or court, so long as prior to any such release the releasing party provides the other parties with the greatest notice permitted under the circumstances, so that the party disclosing the Confidential Information may seek a protective order or other appropriate remedy. In any such event, the releasing party will disclose only such Confidential Information as is legally required and will exercise reasonable efforts to obtain confidential treatment for any Confidential Information being disclosed.

9.5 FURTHER ASSURANCES. The parties agree to execute such other instruments and documents and to take such other action as may be necessary to effect the purposes of this Agreement.

9.6 AMENDMENT. Any and all agreements by the parties to amend, change, extend, review or discharge this Agreement, in whole or in part, shall be binding on the parties only if such agreements are in writing and executed by the party agreeing to be bound thereby.

9.7 HEADINGS, SECTIONS, ETC. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any Section or provision hereof. References in this Agreement to any Section are to such Section of this Agreement.

9.8 SUCCESSORS. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute together one and the same agreement. The parties may each execute this Agreement by signing any such counterpart.

9.10 GOVERNING LAW; ARBITRATION. This Agreement, and the performances of the parties hereunder, shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of laws that would otherwise provide for the application of the substantive law of another jurisdiction. Should any dispute between the parties arise, the parties agree that the sole jurisdiction and venue for the resolution of any such dispute shall be English language binding arbitration conducted in the New York City metropolitan area in accordance with the Commercial Rules of the American Arbitration Association, which rules shall include the right to seek appropriate injunctive relief in such arbitration and are deemed to be incorporated by reference into this clause. Unless the arbitrators determine otherwise, the losing party in any arbitration shall pay the costs of the prevailing party.

9.11 CONSTRUCTION. Wherever possible, each provision of this Agreement and each related document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any related document, shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such related documents.

9.12 WAIVERS. No failure on the part of any party to exercise and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise or any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or at law or in equity.

9.13 COMMITMENTS FROM SUBSIDIARIES. The parties agree that they will cause their Subsidiaries to act in a manner as to effect the purposes, provisions and obligations of such party under this Agreement.

9.14 ENTIRE AGREEMENT. This Agreement, including the appendices attached hereto, constitute and express the entire agreement of the parties to all the matters herein referred to, all previous discussions, promises, representations and understandings relative thereto, including all Pre-existing Contracts between the parties are herein merged and superseded.

9.15 BROKERS. The parties acknowledge and agree that all negotiations relative to this Agreement and to the transactions contemplated hereby have been carried on without the intervention of any broker or finder, and no such person or entity has any valid claim against it for a brokerage commission or other like payment. Each party shall hold the other parties and NagraStar harmless from any claim in respect thereto arising out of its respective actions or conduct, but shall not be responsible for such claims arising with respect to the conduct of the other parties and NagraStar.

9.16 SURVIVAL. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a time period reasonable under the circumstances, whether or not specifically provided in the Agreement.

9.17 [CONFIDENTIAL MATERIAL REDACTED]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ECHOSTAR COMMUNICATIONS CORPORATION          KUDELSKI S.A.


By /s/ CHARLES W. ERGEN                      By /s/ ANDRE KUDELSKI
Title                                        Title
Date                                         Date

     By signing below EchoStar Satellite Corporation hereby acknowledges its acceptance of the provisions of Section 5.6 of this Agreement.


ECHOSTAR SATELLITE CORPORATION

By /s/ CHARLES W. ERGEN
Title
Date

                                    [Appendix A]
                              ARTICLES OF ORGANIZATION
                                   NAGRASTAR LLC

I, the undersigned natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:

FIRST: The name of the limited liability company is "NagraStar LLC".

SECOND: The principal place of business of the company is 90 Inverness Circle East, Englewood, Colorado 80112.

THIRD: The street address of the initial registered office of the limited liability company is NagraStar LLC, Legal Department, 5701 S. Santa Fe Drive, Littleton, Colorado 80120.

The mailing address of the initial registered office of the limited liability company is NagraStar LLC, Legal Department, 5701 S. Santa Fe, Littleton, Colorado 80120. The name of its proposed registered agent in Colorado at that address is David Moskowitz.

FOURTH: The management of the company is vested in the members.

FIFTH: The names and the business addresses of the members are:

EchoStar Satellite Corporation         Kudelski SA
90 Inverness Circle East               1033 Cheseaux
Englewood, Colorado 80112              SWITZERLAND

SIXTH:  The name and address of the organizer is:

Nicholas R. Sayeedi
90 Inverness Circle East
Englewood, Colorado 80112


/s/ NICHOLAS R. SAYEEDI                                Date:  12-31-97
-----------------------------
Nicholas R. Sayeedi

     I, David Moskowitz, hereby consent to the appointment as initial registered agent for NagraStar LLC.

DAVID K. MOSKOWITZ                                     Date:  12-31-97
-----------------------------
David Moskowitz

                                       [A]1

                                 [APPENDIX B]

                             OPERATING AGREEMENT
                                      OF
                                 NAGRASTAR LLC

     This Operating Agreement is made and entered into as of the twenty-third day of June, 1998 by and among NagraStar LLC, a Colorado limited liability company organized under the Colorado Limited Liability Act (the "Company"), EchoStar Communications Corporation, a Nevada corporation with principal office at 5701 S. Santa Fe Drive, Littleton, Colorado 80120 ("EchoStar"), and Kudelski SA, a Swiss corporation with principal office at 1033 Cheseaux, Switzerland ("Kudelski").

     Certain terms used in this Operating Agreement are defined in Article 11.

     The parties agree as follows:

ARTICLE 1.    FORMATION OF COMPANY

1.1. RECOGNITION OF ORGANIZATION OF COMPANY. The Company was organized as a Colorado limited liability company upon the filing of the Articles of Organization by the Colorado Secretary of State, effective as of the date of the Articles of Organization.

1.2.  NAME.  The name of the Company is "NagraStar LLC".

1.3. PLACES OF BUSINESS. The Company may locate its business at such place or places as the Members may from time to time deem advisable. The Company's principal place of business shall initially be located at 90 Inverness Circle East, Englewood, Colorado 80112, with a second office located in Cheseaux, Switzerland.

1.4. REGISTERED OFFICES AND REGISTERED AGENTS. The Company's initial registered office in the State of Colorado shall be at the office of its registered agent at 5701 S. Santa Fe Drive, Littleton, Colorado 80120, and the name of its initial registered agent at such address shall be David Moskowitz. The registered office or registered agent, or both, in the State of Colorado may be changed from time to time by filing the address of the new registered office or the name of the new registered agent, as the case may be, with the Colorado Secretary of State pursuant to the Colorado Act. The Company shall appoint registered agents and maintain registered offices in other jurisdictions as may be required by law.

ARTICLE 2.    PURPOSES OF COMPANY

2.1 GENERAL PURPOSE AND INITIAL SCOPE. The purpose and initial scope of the Company shall be: (i) to support EchoStar's satellite broadcast operations through the ongoing maintenance and development of software and hardware for all software and hardware systems provided to EchoStar

                                       [B]1
and its Affiliates by Kudelski and its Affiliates as of the date of this Operating Agreement, by entering into the Kudelski Agreements, the EchoStar Agreements, and the Escrow Agreement; and (ii) to pursue the development and enhancement of existing and future uplink datastream management systems and other systems to accommodate the future needs of EchoStar and its Affiliates in cooperation with Kudelski.

2.2 [CONFIDENTIAL MATERIAL REDACTED]

ARTICLE 3.    RIGHTS, DUTIES, AND AUTHORITY OF MEMBERS

3.1. MANAGEMENT. The business and affairs of the Company shall be managed by its Members, who, together with the CEO, shall establish the priorities of the Company. Each Member shall be entitled to participate in that management, and shall be a Co-CEO of the Company. Except for cases in which a Member is expressly permitted by this Operating Agreement or by non-waivable provisions of applicable law to act alone, no action shall be taken by any Member on behalf of the Company unless the action: (a) is authorized by this Operating Agreement; (b) has been authorized by both Members acting in agreement; or (c) is inherent in or reasonably implied by authority granted by this Operating Agreement or by the Members acting together.

3.2. CERTAIN AUTHORITY OF MEMBERS. Except as otherwise provided in this Operating Agreement, no Member shall have, or delegate to any person, the authority to do any of the following without unanimous consent of the Members:

     (a)  Perform any act in contravention of this Operating Agreement;

     (b) Knowingly perform any act that would cause the Company to conduct business in a state or other foreign jurisdiction which has not enacted legislation permitting the Company to transact business in the state as a foreign limited liability company with limited liability for its Members; or

     (c)  Cause the Company to admit any additional Members.

3.3. FURTHER RESTRICTIONS. Except as authorized pursuant to this Operating Agreement (including the authority granted to the COO and CTO under Article 4) or by written authorization of both Members, no attorney-in-fact, employee, or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable monetarily for any purpose. Without limiting the generality of the foregoing, no debt shall be contracted or liability incurred by or on behalf of the Company except as provided in this Operating Agreement or as determined by the

                                       [B]2

Members, or, to the extent permitted under the Colorado Act, by agents or employees of the Company expressly authorized by the Members to contract such debt or incur such liability.

3.4. CONFLICTING INTEREST TRANSACTIONS.

     (a) As used in this Section 3.4, "conflicting interest transaction" means any of the following:

          (1) A loan or other assistance by the Company to a Member or to a Related Entity, other than loans provided in accordance with the provisions of Section 5.3;

          (2) A guaranty by the Company of an obligation of a Member or of an obligation of a Related Entity; or

          (3) A contract or transaction between the Company and a Member or between the Company and a Related Entity.

     (b) As used in this Section 3.4, "Related Entity" means, with respect to a Member, an Entity that is an Affiliate of the Member or has a financial interest therein.

     (c) No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by the Company or by any Member, directly or by or in the right of the Company, solely because the conflicting interest transaction involves a Member or a Related Entity or solely because the Member participates in vote of the Members with respect to such conflicting interest transaction, or solely because the Member's vote is counted for such purpose, if:

          (1) The material facts as to the Member's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the other Member and the Members in good faith authorize, approve, or ratify the conflicting interest transaction; or

          (2) The conflicting interest transaction is fair as to the Company as of the time it is undertaken by, or becomes binding upon, the Company.

3.5. [CONFIDENTIAL MATERIAL REDACTED]

3.6. [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]3

[CONFIDENTIAL MATERIAL REDACTED]

3.7. COMPENSATION OF MEMBERS. No Member shall be entitled to compensation for services rendered to the Company except as may be determined from time to time by agreement of the Members.

3.8. RIGHT TO RELY ON CERTIFICATES OF MEMBERS. Any Person dealing with the Company may rely, without duty of further inquiry, upon a certificate signed by any Member as to:

     (a)  The identity of the Member;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by any Member or which are in any other manner germane to the business or affairs of the Company; or

     (c) The identity and authority of Persons who are authorized to act for, or to execute or deliver any instrument or document on behalf of, the Company, and the scope of such authority.

3.9.  MEMBER'S LIABILITY.

     (a) No Member shall be liable under any judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Company.

     (b) No Member shall be liable to the Company or to any Member for any loss or damage sustained by the Company or by any Member, unless the loss or damage is the result of fraud, deceit, gross negligence, willful misconduct, breach of this Operating Agreement or a wrongful taking by the Member. It is expressly recognized that no Member guarantees, in any way, the return of any Member's Capital Contribution, a profit for any Member from the operations of the Company, or any distribution from the Company.

3.10. MEMBERS HAVE NO EXCLUSIVE DUTY TO COMPANY. No Member shall be required to manage the Company as a sole and exclusive function. Any Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Operating Agreement, to share or participate in such other interests or activities of any Member or to the income or proceeds derived therefrom.

3.11.  COMPANY DOCUMENTS.

     (a) The Recordkeeper shall maintain and preserve, until at least five years after the dissolution of the Company and longer if necessary and appropriate in connection with the winding up of its

                                       [B]4
business and affairs, all accounts, books, and other Company documents which are reasonably necessary as a record of its business and affairs, in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. Such documents shall be maintained at the principal executive office of the Company.

     (b) Without limiting the generality of Section 3.11(a), the Recordkeeper shall maintain and preserve the following:

          (1) A current list of the full name and last-known business, residence, or mailing address of each Member, both past and present;

          (2) A copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

          (3) A copy of this Operating Agreement, including Schedule A, as in effect from time to time,

          (4) Copies of all writings, if any, other than this Operating Agreement, which obligate a Member to contribute cash, property or services to the Company, and copies of all writings compromising the obligation of any member to contribute cash, property, or services to the Company;

          (5) Minutes of every meeting of the Members and copies of all written consents by which Members take action;

          (6) Copies of the Company's U.S. and foreign federal, state, and local income tax returns and reports, if any, for the three most recent years;

          (7) Copies of all financial statements of the Company for the three most recent years; and

          (8) Records and accounts of all operations and expenditures of the Company.

     (c) Upon request, each Member shall have the right to inspect and copy such Company documents, at the requesting Member's expense; provided, however, that access to any such documents may be restricted as the Members determine in order to preserve intellectual property of the Company from misuse.

     (d) The initial Recordkeeper shall be Jason Kiser. The Members may by agreement appoint a new Recordkeeper at any time. If a new Recordkeeper is appointed by the Members, the former Recordkeeper shall transfer to the new Recordkeeper all Company items set forth under this Article 3, together with all other Company documents and data in the possession of, or under the control of the former Recordkeeper. If the Members cannot agree on a Recordkeeper at any time, each Member

                                       [B]5
may designate a separate Recordkeeper who shall have access to all records of the Company specified in this Article 3.

3.12. ECONOMIC PRIORITY. Except as may be provided in this Operating Agreement, no Member shall have priority over any other Member, whether as to Net Profits, Net Losses, distributions, or other economic matters; provided, however, that this Section 3.12 shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

ARTICLE 4.    [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]6

[CONFIDENTIAL MATERIAL REDACTED]


                                       [B]7

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]8

[CONFIDENTIAL MATERIAL REDACTED]


ARTICLE 5.    [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]9

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]10

[CONFIDENTIAL MATERIAL REDACTED]

ARTICLE  6.    [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]11

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]12

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]13

[CONFIDENTIAL MATERIAL REDACTED]

ARTICLE 7.    ADMINISTRATIVE

7.1. BUDGET. The operating budget for the first twelve months of the Company's operation is attached as Schedule B to this Operating Agreement. A thirty-six (36) month budget shall be prepared annually by the COO in consultation with the Financial Review Committee and submitted to the Members for approval together with a business plan for the corresponding time period. If the Members cannot agree on the budget for any specified year, the total budget for such year shall be the previous year's budget as adjusted by the use of a Budget Escalator in the following manner: the index to be used shall be the U.S. Department of Labor's Bureau of Labor Statistics Consumer Price

                                       [B]14

Index, Wage Rate, All Urban Consumers, U.S. City Average, 1997 = 100 (hereinafter referred to as the "CPI"). The base index shall be that published nearest to the date hereof. The increase hereunder shall be proportional to the increase in the CPI as above, over the base index, provided however, that in no case shall any year's budget exceed the projected revenues for the Company in such year.

7.2. [CONFIDENTIAL MATERIAL REDACTED]

7.3. [CONFIDENTIAL MATERIAL REDACTED]

7.4. FACILITIES, EQUIPMENT, AND PERSONNEL. The Members agree to procure and make available to the Company during the term of this Operating Agreement, for good and valuable consideration to be agreed upon by the parties, such office equipment and facilities (including land, buildings, office equipment, tools and fixtures) as may be necessary for the development and support engineering of the Products, and such personnel, including payroll, accounting, legal, and human resources professionals, as may be necessary for the Company to properly function. The Company shall provide its own computer equipment, software, and related accessories.

7.5. [CONFIDENTIAL MATERIAL REDACTED]

7.6. [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]15

ARTICLE 8.    RESTRICTIONS ON TRANSFERABILITY; ACQUISITION OF CONTROL

8.1. GENERAL. Except as provided in this Article 8, no Member shall have the right to transfer or encumber any part of the Member's Membership Interest, and any purported transfer or encumbrance (including the granting of a security interest) of all or part of a Membership Interest, whether voluntarily or involuntarily, shall be void. Each Member hereby acknowledges the reasonableness of the restrictions on sale and gift of Membership Interests imposed by this Operating Agreement, in view of the Company purposes and the relationship of the Members, and agrees that such restrictions shall be specifically enforceable. Special provisions relating to security interests and other encumbrances are set forth in Section 8.2.

8.2. [CONFIDENTIAL MATERIAL REDACTED]

8.3. [CONFIDENTIAL MATERIAL REDACTED]

8.4. [CONFIDENTIAL MATERIAL REDACTED].

                                       [B]16

ARTICLE 9.    [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]17

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]18

[CONFIDENTIAL MATERIAL REDACTED]

ARTICLE  10.   [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]19

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]20

[CONFIDENTIAL MATERIAL REDACTED]

                                       [B]21

[CONFIDENTIAL MATERIAL REDACTED]

ARTICLE  11.   DEFINITIONS

     The following terms used in this Operating Agreement have the meanings ascribed to them in this Article 11:

11.1. "Articles of Organization" means the Articles of Organization of the Company as filed with the Secretary of State of Colorado, as the same may be amended from time to time.

11.2. "Affiliate" means, with respect to any Person (such Person being referred to in this Section 11.2 as the "Target Person"), (a) any Person directly or indirectly controlling, controlled by, or under common control with the Target Person, (b) any Person owning, of record or beneficially, ten percent or more of the outstanding voting interests of the Target Person, unless another Person owns, beneficially, a larger percentage of the outstanding voting interests of the Target Person, (c) any

                                       [B]22

Person who is a director, officer, partner, or trustee of, or is in a similar capacity with respect to, the Target Person, or (d) any Person who is a director, officer, partner, or trustee of, or is in a similar capacity with respect to, or is holder of ten percent or more of the voting interests of, any Person described in clauses (a) through (c) of this sentence. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall refer to the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Target Person, whether through the ownership of voting securities, by contract, or otherwise.

11.3. "Capital Account" of a Member, as of any given date, means the Capital Contribution to the Company by the Member as adjusted to the date in question pursuant to Article 5.

11.4. "Capital Contribution" means any contribution, whenever made, by a Member to the capital of the Company, whether in cash or property. Whether a payment of cash or a transfer of property is a contribution to the capital of the Company, and, therefore, a Capital Contribution, shall be determined by agreement of the Members.

11.5. "Capital Interest" means the proportion that a Member's positive Capital Account balance, if any, bears to the aggregate Capital Accounts of all Members whose Capital Accounts have positive balances, as such proportion may change from time to time. Negative Capital Account balances are disregarded in the determination of "Capital Interests."

11.6.    "CEO" or "Co-CEO"means one of the two Members.

11.7. "Code" means the U.S. Internal Revenue Code of 1986 or corresponding provisions of superseding Federal revenue laws.

11.8. "Colorado Act" means the Colorado Limited Liability Company Act or any act that supersedes the Colorado Limited Liability Company Act, as the same may be amended from time to time.

11.9.    "Company" is defined in the first paragraph of this Operating
Agreement.

11.10 "Control" of a company means the ability to appoint a majority of the directors on its governing board or the ability to exercise similar operating control through other means.

11.11. "COO" means the Company's Chief Operating Officer, as appointed pursuant to Section 4.2 hereof.

11.12. "CTO" means the Company's Chief Technical Officer, as appointed pursuant to Section 4.3 hereof.

11.13. "Deficit Capital Account" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

                                       [B]23

     (a) Credit to such Capital Account of all amounts which the Member is treated as being obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as well as any addition thereto pursuant to the next to last sentence of Sections 1.704-2(g)(1) and (i)(5) of the Treasury Regulations, after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Section 1.704-2(d) of the Treasury Regulations) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Section 1.704-2(i)(3) of the Treasury Regulations); and

     (b) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and is to be interpreted consistently with those provisions.

11.14. "Depreciation" means, with respect to each asset, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to the asset for such fiscal year; provided, however, that, if the Gross Asset Value of the asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year, "Depreciation" shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; and provided, further, that, if the adjusted basis for Federal income tax purposes of an asset at the beginning of such fiscal year is zero, "Depreciation" shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

11.15. "EchoStar Agreement(s)" means the following agreements of even date herewith, by and between EchoStar and the Company: the EchoStar Software License Agreement, the EchoStar Service and Development Agreement, and the EchoStar Smart Card Purchase Agreement.

11.16.    [CONFIDENTIAL MATERIAL REDACTED].

11.17.    [CONFIDENTIAL MATERIAL REDACTED]

11.18.    [CONFIDENTIAL MATERIAL REDACTED]

11.19    "Effective Date" means July 1, 1998.

                                       [B]24

11.20. "Entity" means a corporation, partnership, limited liability company, trust, or any other legally recognized person other than a human being.

11.21.    [CONFIDENTIAL MATERIAL REDACTED]

11.22. "Financial Review Committee means a committee which shall provide advice, review, and approval of the Company financial operating issues and budgets. The committee shall consist of four persons, with each Member having the right to appoint, remove, replace, and appoint temporary substitutes or proxies for two members of the committee.

11.23. "Fiscal Year" means the Company's fiscal year, which shall be the calendar year.

11.24. "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes; provided, however, that:

     (a) The initial Gross Asset Value of an asset contributed by a Member to the Company shall be the gross fair market value of the asset at the time of such contribution, as determined by the Members; provided, however, that the initial Gross Asset Values of the assets (other than cash) contributed to the Company pursuant to Section 5.2 hereof shall be as set forth in Schedule A.

     (b) The Gross Asset Values of all assets shall be adjusted to equal their respective gross fair market values, as determined by the Members, as of the following times: (1) the acquisition of an interest (as that term is used in Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) by a Member in exchange for more than a de minimis contribution of property (including money); (2) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; and
(3) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(1) and (2) of this Section 11.24(b) shall be made only if the Members reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

     (c) The Gross Asset Value of an asset distributed to a Member shall be adjusted to equal the gross fair market value of the asset on the date of distribution as determined by the Members, and

     (d) The Gross Asset Values of assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), Section 11.31(d) (relating to the definition of Net Profits and Net Losses), and Section 5.4; provided, however, that Gross Asset Values shall not be adjusted pursuant to this definition to the extent the Members determine that an adjustment pursuant to
Section 11.24(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 11.24(d). If the Gross Asset

                                       [B]25

Value of an asset has been determined or adjusted pursuant to Section 11.24(a), 11.24(b), or 11.24(d), then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

11.25. "Kudelski Agreement(s)" means the following agreements of even date herewith by and between Kudelski and the Company: the Kudelski Software License Agreement, the Kudelski Service and Development Agreement, and the Kudelski Smart Card Purchase Agreement

11.26.    [CONFIDENTIAL MATERIAL REDACTED]

11.27.    [CONFIDENTIAL MATERIAL REDACTED]

11.28.    [CONFIDENTIAL MATERIAL REDACTED]

11.29.    "Member" means EchoStar or Kudelski.

11.30. "Membership Interest" means a Member's entire interest in the Company, and such other rights and privileges that the Member may enjoy by virtue of being a Member.

11.31. "Net Profits" and "Net Losses" means for each taxable year of the Company an amount equal to the Company's net taxable income or loss for such year as determined for Federal income tax purposes (including separately stated items) in accordance with the accounting method and rules used by the Company and in accordance with Section 703 of the Code, subject to the following provisions:

     (a) Any item of income, gain, loss, or deduction allocated to Members pursuant to Section 6.3 shall not be taken into account in computing Net Profits or Net Losses;

     (b) Any income of the Company that is exempt from Federal income tax and is not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be added to such net taxable income or loss;

     (c) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits and Net Losses shall be subtracted from such net taxable income or loss;

     (d) In the event the Gross Asset Value of an asset is adjusted pursuant to Section 11.24(b) or 11.24(c), the amount of such adjustment shall be taken into account, as gain or loss from the disposition of such asset, in computing Net Profits or Net Losses;

                                       [B]26

     (e) Gain or loss resulting from the disposition of an asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset, notwithstanding that the adjusted tax basis of the asset differs from its Gross Asset Value;

     (f) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account, in computing Net Profits or Net Losses, Depreciation for such fiscal year; and

     (g) To the extent an adjustment to the adjusted tax basis of an asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Profits or Net Losses.

11.32. "Operating Agreement" means this Operating Agreement, as amended from time to time.

11.33. "Person" means a human being or an Entity and shall include the heirs, executors, administrators, legal representatives, successors, and assigns of a "Person" where the context permits or requires.

11.34 "Products" shall mean the Smart Cards and uplink datastream management systems obtained from Kudelski, as well as any other products or services within the scope of the Company's general purpose, which the Members may agree that the Company shall design, manufacture, or distribute pursuant to Section 2.2 hereof.

11.35. "Recordkeeper" means the Person appointed by the Members, pursuant to Section 3.11, to keep the books and records of the Company and to perform the other duties specified in this Operating Agreement as duties of the Recordkeeper.

11.36.    "Sale" and its derivatives means transfer for consideration.

11.37. "Schedule A" means Schedule A to this Operating Agreement reflecting matters such as Members' identities and share of Net Profits and Net Losses, which schedule bears the most recent date and is signed by the Members. Schedule A is prima facie evidence of the agreement of the parties hereto with respect to the matters reflected therein, but it is recognized that, through inadvertence or otherwise, Schedule A may not be modified from time to time as required to reflect the parties' agreement, or as circumstances, change, and, accordingly, any party to this Operating Agreement may, by a preponderance of the evidence, show that Schedule A is not an accurate reflection of the parties' agreement.

                                       [B]27

11.38. "Securities Acts" means the Securities Act of 1933, the Colorado Securities Act, or the securities laws of any other state or country.

11.39.    [CONFIDENTIAL MATERIAL REDACTED]

11.40.    [CONFIDENTIAL MATERIAL REDACTED]

11.41.    [CONFIDENTIAL MATERIAL REDACTED]

11.42. "Subsidiary" means any corporation more than fifty percent (50%) of whose outstanding shares or stock representing the right to vote (except by reason of the occurrence of a contingency) for the election of directors or Members of a similar managing body are owned or controlled, directly or indirectly, by a specified party.

11.43. "Swiss Office" means a Company facility located in Switzerland, selected by Kudelski pursuant to Section 7.5.

11.44. "Technical Review Committee" means a committee which shall provide advice, review, and approval of the Company product and technical direction. The committee shall consist of six persons, with each Member having the right to appoint, remove, replace, and appoint temporary substitutes or proxies for three members of the committee.

11.45. "Transfer" includes sale, bequest, assignment, and all other modes of transfer including the creation of a security interest or encumbrance.

11.46. "Treasury Regulations" shall include temporary and final regulations promulgated under the Code that are in effect as of the date of the filing of the Articles of Organization and the corresponding sections of any regulations subsequently promulgated that amend or supersede such regulations. The term "Treasury Regulations" shall also include regulations that have been proposed by the Internal Revenue Service under the Code at or prior to the date of the filing of the Articles of Organization, and have not been withdrawn at or prior to such date, as well as the corresponding provisions of any regulations subsequently promulgated that, amend or supersede such proposed regulations.

                                       [B]28

11.47. "Upgrades" are enhancements, modifications, updates, bug fixes, and direct extensions to software.

11.48.    [CONFIDENTIAL MATERIAL REDACTED]

11.49. "U.S. Office" means the Company's main facility located in the Denver, Colorado metropolitan area, selected by EchoStar pursuant to Section 7.5.

ARTICLE  12.   MISCELLANEOUS PROVISIONS

12.1. NOTICES. The parties choose the following addresses as the addresses at which they will accept service of all documents and notices relating to this Operating Agreement:

     As to EchoStar:          EchoStar Communications Corporation
                              5701 S. Santa Fe Drive
                              Littleton, CO 80120
                              USA
                              Attn: David Moskowitz
                              Fax: (303) 723-1699

     As to Kudelski:          Kudelski SA
                              1033 Cheseaux
                              SWITZERLAND
                              Attn: Nicolas Goetschmann
                              Fax: 41 21/732 0300

     As to the Company:       NagraStar LLC
                              90 Inverness Circle East
                              Englewood, CO 80112
                              USA
                              Attn: Joe Ferguson and Xavier Carrel
                              Fax: (303) 706-5719

            With a copy to:   Kudelski SA
                              1033 Cheseaux
                              SWITZERLAND
                              Attn: Nicolas Goetschmann
                              Fax: 41 21/732 0300

                                       [B]29

Any notice to be given by a party to the other parties pursuant to this Operating Agreement shall be given in writing in the English language by prepaid registered post, by facsimile or shall be delivered by hand (delivery by hand must be acknowledged by written receipt from a duly authorized person at the office of the addressee), provided that:

     (a) any notice given by prepaid registered post shall be deemed to have been received by the addressee, in the absence of proof to the contrary, 14 days after the date of postage;

     (b) any notice delivered by hand during normal business hours shall be deemed to have been received by the addressee, in the absence of proof to the contrary, at the time of delivery; and

     (c) any notice given by facsimile shall be deemed to have been received by the addressee, in the absence of proof to the contrary, immediately upon the issuance by the transmitting facsimile machine, of a report confirming correct transmission of all the pages of the document containing the notice or upon receipt by the transmitting facsimile machine, at the end of the notice being transmitted, of the automatic answer-back of the receiving facsimile machine.

12.2. GOVERNING LAW; ARBITRATION. This Operating Agreement, and the performances of the parties hereunder, shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of laws that would otherwise provide for the application of the substantive law of another jurisdiction. Should any dispute among the parties arise, the parties agree that the sole jurisdiction and venue for the resolution of any such dispute shall be English language binding arbitration conducted in the New York City metropolitan area, in accordance with the Commercial Rules of the American Arbitration Association, which rules shall include the right to seek appropriate injunctive relief in such arbitration and are deemed to be incorporated by reference into this clause. Unless the arbitrators determine otherwise, the losing party in any arbitration shall pay the costs of the prevailing party.

12.3.     [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]30

[CONFIDENTIAL MATERIAL REDACTED]

12.4. AMENDMENTS. This Operating Agreement and the Articles of Organization may be amended from time to time by a writing executed by the Members.

12.5. EXECUTION OF ADDITIONAL INSTRUMENTS. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney, and other instruments necessary or appropriate to comply with any laws, rules or regulations.

12.6. HEADINGS AND PRONOUNS. Headings and captions contained in this Operating Agreement are solely for the convenience of the parties and are not to be considered in interpreting or construing this Operating Agreement or the parties' rights, remedies, and obligations hereunder. The words "herein," "hereof," and "hereunder," when used in this Operating Agreement, refer to this Operating Agreement in its entirety. The word "include" and its derivatives mean by way of example and not by way of exclusion or limitation. Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include all genders.

12.7. WAIVERS. No party shall be deemed to have waived any right or remedy under or with respect to this Operating Agreement unless such waiver is expressed in a writing signed by such party. No waiver of any right or remedy under or with respect to this Operating Agreement by a party on any occasion or in any circumstance shall be deemed to be a waiver of any other right or remedy on that occasion or in that circumstance nor a waiver of the same or of any other right or remedy on any other occasion or in any other circumstance.

12.8. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Operating Agreement, the EchoStar Agreements, and the Kudelski Agreements are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

12.9. SEVERABILITY. If any provision in this Operating Agreement is held to be invalid or unenforceable on any occasion or in any circumstance, such holding shall not be deemed to render the provision invalid or unenforceable on any other occasion or in any other circumstance nor to render any other provision hereof invalid or unenforceable, and to that extent the provisions of this Operating Agreement are severable; provided, however, that this provision shall not preclude a court

                                       [B]31
of competent jurisdiction from refusing so to sever any provision if severance would be inequitable to one or more of the parties.

12.10. ASSIGNMENT. This Operating Agreement may not be assigned, in whole or in part, by any party without the prior written consent of the other parties, which consent may be withheld for any reason.

12.11. NO THIRD PARTY BENEFICIARIES; NO RIGHTS IN CREDITORS. This Operating Agreement creates no rights benefitting third Persons and no third Person shall have any right to enforce any provision hereof, except as may be specifically provided herein. Without limiting the generality of the preceding sentence, none of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditor of the Company.

12.12. INVESTMENT REPRESENTATIONS. The Members understand, acknowledge, and agree:

     (a) that no Membership Interest has been registered under the Securities Acts because of the Company's reliance upon exemptions from the registrations requirements of the Securities Acts;

     (b) that the Company has relied upon the fact that the Membership Interests are to be held by each Member for investment; and

     (c) that exemption from registrations under the Securities Acts would not be available if the Membership Interests were acquired by a Member with a view to distribution. Accordingly, each Member hereby confirms to the Company that the Member is acquiring the Membership Interest for the Member's own account, for investment, and not with a view to the resale or distribution thereof. Each Member agrees not to hypothecate or transfer or offer to hypothecate or transfer any portion of the Membership Interests unless there is an effective registration or other qualification relating thereto under the Securities Act of 1933 and under all applicable state securities laws or unless the holder of Membership Interests delivers to the Company an opinion of counsel, reasonably satisfactory to the remaining Members, that such registration or other qualification under such Act and applicable state securities laws is not required in connection with such hypothecation, transfer, or offer. Each Member understands that the Company is under no obligation to register any Membership Interest or to assist the Member in complying with any exemption from registration under the Securities Acts if the Member should, at a later date, wish to dispose of the Membership Interest. Furthermore, each Member realizes that the Membership Interests are unlikely to qualify for disposition under Rule 144 of the Securities and Exchange Commission unless the Member is not an "affiliate" of the Company and the Membership Interest has been beneficially owned and fully paid for by the Member for at least one year. Prior to acquiring any Membership Interests, each Member has made an investigation of the Company and its business and has had made available to the Member all information with respect thereto which the Member needed to make an informed decision to acquire the Membership Interest. Each Member considers itself to be a Person possessing experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of the Member's investment in the Membership Interest.

                                       [B]32

12.13. OTHER REPRESENTATIONS AND WARRANTIES. As of the date the Member becomes a Member, each Member represents and warrants that:

     (a) DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENT. The Member is duly existing as an Entity and in good standing under the laws of the jurisdiction of its formation and has the power and authority, as an Entity, to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. The Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. The Member has the power and authority as an Entity to execute and deliver this Operating Agreement and to perform its obligations hereunder, and its execution, delivery, and performance of this Operating Agreement has been duly authorized by all necessary action.

     (b) VALID OBLIGATION. This Operating Agreement constitutes the legal, valid, and binding obligation of the Member.

     (c) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, delivery, and performance of this Operating Agreement nor the consummation by the Member of the transactions contemplated hereby

          (1) shall conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to the Member or any of its Affiliates;

          (2) shall conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, bylaws, partnership agreement or operating agreement (if any) of the Member or any of its Affiliates or of any material agreement or instrument to which the Member or any of its Affiliates is a party or by which the Member, or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject;

          (3) shall conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which the Member or any of its Affiliates is a party or by which the Member or any of its Affiliates is or may be bound; or

          (4) shall result in the creation or imposition of any lien upon any of the material properties or assets of the Member or any of its Affiliates.

     (d) GOVERNMENT AUTHORIZATIONS. Any registration, declaration, or filing with, or consent, approval, license, permit, or other authorization or order by, any government or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and

                                       [B]33
performance by the Member under this Operating Agreement or the consummation by the Member of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Operating Agreement.

     (e) LITIGATION. Except as disclosed in EchoStar's annual, quarterly, or current reports filed pursuant to the U.S. Securities Exchange Act of 1934, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Member or any of its Affiliates, threatened against or affecting the Member or any of its Affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation, could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair the Member's ability to perform its obligations under this Operating Agreement or to have a material adverse effect on the consolidated financial condition of the Member; and the Member or any of its Affiliates has not received any currently effective notice of any default, and the Member or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair the Member's ability to perform its obligations under this Operating Agreement or to have a material adverse effect on the consolidated financial condition of the Member.

     (f) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Member nor any of its Affiliates is, nor shall the Company as a result of the Member holding an interest be, an "investment company" as defined in, or subject to regulation under, the U.S. Investment Company Act of 1940. Neither the Member nor any of its Affiliates is, nor shall the Company as a result of the Member holding an interest be, a "holding company," "an affiliate of a holding company," or a "subsidiary of a holding company," as defined in, or subject to regulation under, the U.S. Public Utility Holding Company Act of 1935.

     (g)  CONFIDENTIALITY.

          (1) Except as contemplated hereby or required by a court of competent authority, each Member shall keep confidential and shall not disclose to others and shall use its reasonable efforts to prevent its Affiliates and any of its, or its Affiliates', present or former employees, agents, and representatives from disclosing to others without the prior written consent of the Members any information which

               (A) pertains to this Operating Agreement, any negotiations pertaining thereto, any of the transactions contemplated hereby, or the business of the Company; or

               (B) pertains to written or oral confidential or proprietary information of any Member or the Company or which any Member has labeled as confidential or proprietary; provided, however, that the Company may disclose to its Affiliates' employees, agents, and representatives any information made available to the Member.

                                       [B]34

          (2) No Member shall use, and each Member shall use its best efforts to prevent any Affiliate of the Member from using, any information which

               (A) pertains to this Operating Agreement, any negotiations pertaining hereto, any of the transactions contemplated hereby, or the business of the Company; or

               (B) pertains to the confidential or proprietary information of any Member or the Company or which any Member has labeled in writing as confidential or proprietary, except in connection with the transactions contemplated hereby.

12.14. COUNTERPARTS. This Operating Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.15. WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Company; provided, however, that this provision shall not apply to any asset that is distributed in kind to any Member.

CERTIFICATE

     The undersigned, being NagraStar LLC and all of the initial Members of NagraStar LLC, hereby agree, acknowledge, and certify that the foregoing Operating Agreement constitutes the Operating Agreement of NagraStar LLC adopted by the Members as of the date first stated in the Operating Agreement.

NAGRASTAR LLC


By: /s/ CHARLES W. ERGEN               /s/ ANDRE KUDELSKI
                                       (A Member)

Initial Members:

ECHOSTAR COMMUNICATIONS CORPORATION


By: /s/ CHARLES W. ERGEN
Its:
                                       KUDELSKI SA


                                       By: /s/ ANDRE KUDELSKI
                                       Its:

                                       [B]35

                                  SCHEDULE A
                                      TO
                                 NAGRASTAR LLC
                              OPERATING AGREEMENT

                        [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]36

                                   SCHEDULE B
                                       TO
                                  NAGRASTAR LLC
                               OPERATING AGREEMENT

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]37

                                     SCHEDULE C
                                         TO
                                   NAGRASTAR LLC
                                OPERATING AGREEMENT

                           [CONFIDENTIAL MATERIAL REDACTED]

                                       [B]38

                                   [APPENDIX C-1]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [C-1]1

                                   [APPENDIX C-2]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [C-2]1

                                   [APPENDIX D-1]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [D-1]1

                                  [APPENDIX D-2]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [D-2]1

                                   [EXHIBIT D-3]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [D-3]1

                                   [EXHIBIT E-1]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [E-1]1

                                   [APPENDIX E-2]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [E-2]1

                                   [EXHIBIT E-3]

                          [CONFIDENTIAL MATERIAL REDACTED]

                                       [E-3]1